EXHIBIT 10.1 – CMG Channel Sales Agreement
CHANNEL SALES AGREEMENT

THIS AGREEMENT, dated as of September 28th, 2009 ("Agreement") is between Chicago Cyberdyne, Inc., an Illinois Corporation, (hereinafter "CCI") and CMG Holdings, Inc., a Nevada Corporation and its Affiliates as defined in Section I.E. below, (hereinafter "CMG"), (or collectively "the Parties").

WHEREAS, CCI is a company that markets, sells and supports and promotes various products and services; and,

WHEREAS, CCI desires to appoint CMG as a channel sales representative to sell the Products and Services (as defined herein); and,

WHEREAS, CMG desires to act as CCI's channel sales representative to sell the Products and Services as defined herein;

NOW THEREFORE, in consideration of the mutual promises contained herein, it is agreed as follows:

I.	DEFINITIONS

A.
Products and Services: As used in this Agreement, the term "Products and Services" shall be deemed to mean any product or service designated by CCI and made available to CMG whether the product or service is proprietary to CCI or held under license or agreement by CCI, or any future derivations or generations of these products or services as designated by CCI.

B.	Customer: As used in this Agreement, the term "Customer" shall be deemed to mean one or more individuals, firms, entities, or persons; that purchase the Products and Services.

C.
Completed Sale(s): As used in this Agreement, the term "Completed Sale" shall be deemed to mean the revenue generated from a transaction in which the Customer has purchased Products and Services from CCI, in the form of a direct purchase and/or license agreement for the use of CCI's Products and Services, and CCI has received payment in full from the Customer.

D.
Confidential Data: As used in this Agreement, the term "Confidential Data" includes but is not limited to confidential information regarding CCI's work papers, concepts, formulas, techniques, strategies, components, programs, reports, studies, memoranda, correspondence, materials, manuals, records, data, technology, products, plans, research, service, design information, procedures, methods, documentation, policies, pricing, billing, customer lists and leads, and any other technical data, information and know-how which relate to or are otherwise useful to CCI's business, and which CCI considers proprietary and desires to maintain confidential.

E.
Affiliate: means a director, officer, ten percent or greater shareholder and/or all entities that are directed, owned or controlled in whole or in part by, or have any form of common ownership or management with CMG Holdings, Inc. For purposes of this definition, "control" when used with any person or entity means the possession or the power to direct or cause the direction of the day-to-day management and policies of such person or entity, whether through the ownership of voting securities, by contract, by interlocking boards of directors, or otherwise.

II.	APPOINTMENT OF INDEPENDENT SALES REPRESENTATIVE

CCI hereby designates and appoints CMG as its channel sales representative pursuant to the Definitions in Section I above, for and on behalf of CCI, and CMG hereby accepts such appointment on the terms and subject to the conditions hereinafter set forth and agrees to use its best efforts in providing such services as defined in Section III. A. below.

III.	OBLIGATIONS OF CMG AND CCI

A.	Obligations of CMG

1.	CMG shall use its best efforts to market and promote the sale of Products and Services.

2.
CMG shall not have authority to and shall not make any representation or warranty on behalf of CCI other than the warranties contained in CCI's standard license agreement for the Products and Services. CMG shall not in any manner assume or create any obligation or responsibility, express or implied, on behalf of or in the name of CCI, or act for or bind CCI in any respect except as expressly permitted pursuant to this Agreement. CMG shall indemnify CCI from and against any liability, loss, damage, or expense, including attorneys' fees, arising out of any breach of this paragraph by CMG. No advertising, publicity or promotional material shall be undertaken or distributed by CMG without the prior written approval of CCI.

3.
CMG shall be responsible for the prompt return to CCI, upon CCI's request or termination of this Agreement, of any and all Products and Services documentation or related materials and/or Confidential Data delivered by CCI to CMG pursuant to this Agreement.

4.
CMG acknowledges and agrees that during the term of this Agreement and for a period of three (3) years subsequent to the termination of this Agreement, CMG shall not, directly or indirectly, whether on its own behalf or for others (whether as owner, principal, agent, partner, officer, employee, independent contractor, consultant, stockholder, or otherwise), engage or participate or have any financial interest in or perform services for any entity which offers products or services that are the same or substantially similar to CCI's Products and Services.

5.
CMG acknowledges and agrees that during the term of this Agreement and for a period of three (3) years subsequent to the termination of this Agreement, CMG shall not, either for itself or as an agent for any other person, firm, corporation or entity; directly or indirectly, enter into any form of business relationship with CCI's technology partner(s) as listed on Exhibit A of this Agreement.

B.	Obligations of CCI

1.	CCI shall inform and instruct CMG as to Products and Services, and provide guidance, as CCI deems necessary in its sole judgment, in carrying out CMG's responsibilities under this Agreement.

2.	CCI shall supply the necessary Products and Services, documentation, brochures and other publications required, as CCI deems necessary in its sole judgment.

3.	CCI shall provide detailed monthly tracking and reporting of sales activities and customer lists to CMG in a format that is mutually acceptable to the Parties.

4.	CCI shall provide commission payments to CMG in a timely fashion in accordance with Section V of this agreement.

IV.	EXPENSES

Unless otherwise agreed to by CCI in writing, CMG shall be responsible for all costs and expenses incurred in the performance of its services pursuant to this Agreement.

V.	COMPENSATION

For each Completed Sale(s) of Products and Services that takes place during the term of this Agreement, CCI will pay a Sales Commission to CMG in cash pursuant to a Commission Schedule that will be determined by CCI in its sole discretion under an Addendum that will be incorporated herein for each CMG Customer:

A.
It is understood that CMG shall notify CCI in writing, by electronic mail (email), or fax, of each proposed customer that CMG wishes to refer to CCI. CCI shall have the right to reject proposed customers(s) put forward by CMG but CCI agrees that approval of proposed customers(s) put forward by CMG will not be unreasonably withheld.

VI.	REPRESENTATIONS, WARRANTIES AND CONVENANTS

A.
Execution. The execution, delivery and performance of this Agreement, in the time and manner herein specified, will not conflict with, result in a breach of, constitute a default under any existing agreement, indenture, or other instrument to which either CCI or CMG is a party or by which either entity may be bound or affected.

B.	Independent Contractor. CMG shall be an independent contractor, and not an agent or employee of CCI. CMG shall have no right or authority to enter into any agreements on behalf of CCI.

C.	Corporate Authority. CCI and CMG have full legal authority to enter into this Agreement and to perform the same in the time and manner contemplated.

D.	Authorized Signatures. The individuals whose signatures appear below are authorized to sign this Agreement on behalf of their respective corporations.

E.
Proper Notification of Material Occurrences. Until the proper termination of this engagement (as outlined in the section below titled, "TERM AND TERMINATION"), each Party will notify the other Party promptly of the occurrence of any event, which might materially affect the condition (financial or otherwise) or prospects of the notifying Party.

VII.	TERM AND TERMINATION

A.
This Agreement shall be effective upon its execution and shall remain in effect for a period of three (3) years and shall automatically renew on an annual basis unless otherwise terminated as provided in this Section VII.

B.
Either Party may terminate engagement hereunder by furnishing the other Party with at least sixty (60) days advance written notice of such termination prior to the end of the initial term or annual term thereafter.

C.	Notwithstanding the foregoing, no termination of this Agreement by CCI shall in any way affect CMG's right to receive Sales Commissions which CMG has earned through the effective date of termination.

VIII.	CONFIDENTIAL DATA

A.
Except for its employees, agents and independent contractors, CMG shall not divulge to others, any Confidential Data obtained by CMG as a result of its engagement hereunder, unless authorized, in writing by CCI.

B.
CMG agrees that it will not make use, either directly or indirectly, of any Confidential Data of CCI or CCI's for the benefit or purpose of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise, except with the express prior written authorization of CCI.

C.
CMG does not have access to CCI's internal records, systems and methods of operating its business, trade secrets, customer lists, contract information and other Confidential Data or proprietary information. CMG agrees that all such information is the exclusive property of CCI. CMG further agrees that CMG will not, at any time, in any manner, directly or indirectly, disclose any such information that it may receive to any person or entity, or use such information other than in furtherance of the purposes of CCI. The Parties agree that this Section VIII. shall survive the termination of this Agreement.

IX.	OTHER MATERIAL TERMS AND CONDITIONS

A.
Intellectual Property. As a material condition to which CMG agrees in exchange for the opportunity to sell the Products and Services as defined herein, CMG expressly acknowledges and agrees that all discoveries, inventions, processes, designs, plans and trade secrets, whether of a technical nature or not; made or developed by CCI alone or in conjunction with any other person or entity while the agreement is in effect, which relate to the "Products and Services" of CCI ("Intellectual Property"), shall be the sole and exclusive property of CCI.  CMG agrees not to disclose any Intellectual Property owned by CCI to benefit a competitor, customer, individual, or other entity without the express written permission of CCI.

B.	Indemnification.

1.
CMG indemnifies and holds harmless CCI from and against any and all liabilities, losses, damages, claims or causes of action, and any connected expenses (including reasonable attorneys' fees) that are caused, directly or indirectly, by or as a result of the performance by CMG or its employees or agents of the Sales and Services, provided that nothing herein shall be construed to require CMG to indemnify CCI from or against the negligent acts of CCI or its employees.

2.
CCI indemnifies and holds harmless CMG from and against any and all liabilities, losses, damages, claims or causes of action, and any connected expenses (including reasonable attorneys' fees) that are caused, directly or indirectly, by or as a result of the performance by CCI or its employees or agents and/or partners that are providing call center support and/or debt counseling services to CCI customers, provided that nothing herein shall be construed to require CCI to indemnify CMG from or against the negligent acts of CMG or its employees.

D.
Additional Instruments. Each of the parties shall from time to time, at the request of others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

E.
Entire Agreement. Each of the parties hereby covenants that this Agreement is intended to and does contain and embody herein all of the understandings and Agreements, both written and oral, of the parties hereby with respect to the subject matter of this Agreement, and that there exists no oral agreements or understanding expressed or implied liability, whereby the absolute, final and unconditional character and nature of this Agreement shall be in any way invalidated, empowered or affected. There are no representations, warranties, or covenants other than those set forth herein.

F.
Laws of the State of Illinois. This Agreement shall be deemed to made in, governed by and interpreted under and construed in all respects in accordance with the laws of the State of Illinois. In the event of controversy arising out the interpretation, construction, performance, or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the District or County Court of Cook County, Illinois.

G.
Successors and Assigns. The benefits of the Agreement shall inure to the respective successors and assigns of the parties hereto and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

H.
Originals. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a Party hereto shall constitute a valid and binding execution and delivery of this Agreement by such Party. Such facsimile copies shall constitute enforceable original documents.

I.
Addresses of Parties. Each party shall at all times keep the other informed of its principal place of business if different from that stated herein, and shall promptly notify the other of any change, giving the address of the new place of business or residence.

J.
Modification or Waiver. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature or of any other nature.

K.
Attorney’s Fees. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s attorneys’ fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used in this Agreement, attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

L.
Notices. All notices that are required to be or may be sent pursuant to the provisions of this Agreement shall be sent by certified mail, return receipt requested, or by overnight package delivery service to each of the parties at the address appearing below, and shall count from the date of mailing or the validated air bill.

IN WITNESS WHEREOF, intending to be legally bound, the Parties have executed this Agreement the day and year first above written:

Chicago Cyberdyne, Inc.                                                                           CMG Holdings, Inc.

3333 Warrenville Road, Ste 200                                                                5601 Biscayne Boulevard
Lisle, IL  60532                                                                                             Miami, FL 33137

/s/ Joseph Wagner                                                                                      /s/ Jim Ennis
By: Joseph Wagner, President                                                                  By: Jim Ennis, COO

EXHIBIT A

edo Interactive, Inc.